Exhibit 10.1

Patagonia Gold Files a Form 15F to Terminate SEC Reporting Obligation

December 13, 2022 Vancouver, B.C. Patagonia Gold Corp. (“Patagonia” or the “Company”) (TSXV: PGDC) (OTC Pink: HGLD) is pleased to announce that, in its continuing efforts to reduce financial reporting complexity and administrative costs, Patagonia will voluntarily file a Form 15F with the United States Securities and Exchange Commission (the “SEC”) today for the purpose of deregistering and terminating its reporting obligations under Section 13(a) and Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), with respect to its common shares.

The filing of Form 15F will immediately suspend the Company’s reporting obligations under the Exchange Act, and the deregistration will become effective 90 days from today.

The Company’s common shares will continue to trade on the TSX Venture Exchange (the “TSXV”) and the Company will continue to comply with its Canadian continuous disclosure obligations by continuing to make filings with the applicable Canadian securities regulators. Such filings will continue to be available under the Company’s issuer profile on SEDAR at www.sedar.com. With this move, Patagonia will focus on the trading of its common shares on the TSXV.

About Patagonia Gold

Patagonia Gold Corp. is a South America focused, publicly traded mining company listed on the TSX Venture Exchange. The Company seeks to grow shareholder value through exploration and development of gold and silver projects in the Patagonia region of Argentina. The Company is primarily focused on the Calcatreu project in Rio Negro and the development of the Cap-Oeste underground project. Patagonia, indirectly through its subsidiaries or under option agreements, has mineral rights to over 430 properties in several provinces of Argentina and Chile and is one of the largest landholders in the province of Santa Cruz, Argentina.

For more information, please contact:

Christopher van Tienhoven, Chief Executive Officer

Patagonia Gold Corp

T: +54 11 5278 6950

E: cvantienhoven@patagoniagold.com

FORWARD-LOOKING STATEMENTS

This news release contains certain forward-looking statements, including, but not limited to, statements about filing the Form 15F with the SEC and the consequences of filing such form, including deregistration, filings with Canadian securities regulators, plans for development of the Cap Oeste project, exploration and development of gold and silver projects in the Patagonia region of Argentina and the anticipated growth in shareholder value. Wherever possible, words such as “may”, “will”, “should”, “could”, “expect”, “plan”, “intend”, “anticipate”, “believe”, “estimate”, “predict” or “potential” or the negative or other variations of these words, or similar words or phrases, have been used to identify these forward-looking statements. These statements reflect management’s current beliefs and are based on information currently available to management as at the date hereof.

Forward-looking statements involve significant risk, uncertainties and assumptions. Many factors could cause actual results, performance or achievements to differ materially from the results discussed or implied in the forward-looking statements. These factors should be considered carefully, and readers should not place undue reliance on the forward-looking statements. Although the forward-looking statements contained in this news release are based upon what management believes to be reasonable assumptions, the Company cannot assure readers that actual results will be consistent with these forward-looking statements. These forward-looking statements are made as of the date of this news release, and the Company assumes no obligation to update or revise them to reflect new events or circumstances, except as required by law.

Neither the TSX Venture Exchange nor its Regulation Services Provider (as that term is defined in the policies of the TSX Venture Exchange) accepts responsibility for the adequacy or accuracy of this news release.